Exhibit 99.2

Investor Presentation May 2019

Disclaimer THIS PRESENTATION HAS BEEN PREPARED FOR PIVOTAL ACQUISITION CORP. (“PIVOTAL”) and KLDISCOVERY (“KLD”) IN CONNECTION WITH THEIR PROPOSED BUSINESS COMBINATION. SUCH PRESENTATION MAY BE PRESENTED TO CERTAIN OF PIVOTAL’S STOCKHOLDERS, AS WELL AS OTHER PERSONS WHO MIGHT BE INTERESTED IN PURCHASING PIVOTAL’S SECURITIES, IN CONNECTION WITH THE BUSINESS COMBINATION. PIVOTAL, KLD, THEIR AFFILIATES AND THEIR RESPECTIVE DIRECTORS AND EXECUTIVE OFFICERS, UNDER SEC RULES, MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES OF PIVOTAL’S STOCKHOLDERS IN CONNECTION WITH THE PROPOSED TRANSACTION. INFORMATION REGARDING THE PERSONS WHO MAY, UNDER SEC RULES, BE DEEMED PARTICIPANTS IN THE SOLICITATION OF PROXIES TO PIVOTAL’S STOCKHOLDERS IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION WILL BE SET FORTH IN THE REGISTRATION STATEMENT FOR THE PROPOSED BUSINESS COMBINATION TO BE FILED BY PRIVOTAL, WHICH WILL INCLUDE A PRELIMINARY PROXY STATEMENT/PROSPECTUS OF PIVOTAL THAT WILL BE USED TO SOLICIT STOCKHOLDER APPROVAL OF THE TRANSACTION. INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN INFORMATION REGARDING THE NAMES AND INTEREST IN THE PROPOSED TRANSACTION OF PIVOTAL’S DIRECTORS AND OFFICERS IN PIVOTAL’S FILINGS WITH THE SEC, INCLUDING PIVOTAL’S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2018, WHICH WAS FILED WITH THE SEC ON APRIL 1, 2019. INVESTORS AND SECURITY HOLDERS OF PIVOTAL AND KLD ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT/PROSPECTUS, AND THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. INVESTORS AND SECURITY HOLDERS WILL BE ABLE TO OBTAIN FREE COPIES OF THE PROXY STATEMENT. PROSPECTUS AND OTHER DOCUMENTS CONTAINING IMPORTANT INFORMATION ABOUT PIVOTAL, AND KLD THROUGH THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. COPIES OF THE DOCUMENTS FILED WITH THE SEC BY PIVOTAL, CAN ALSO BE OBTAINED FREE OF CHARGE BY DIRECTING A WRITTEN REQUEST TO C/O GRAUBARD MILLER 405 LEXINGTON AVENUE, 11TH FLOOR, NEW YORK, NY 10174. SOME OF KLD’S FINANCIAL INFORMATION AND DATA CONTAINED HEREIN DOES NOT CONFORM TO SEC REGULATION S-X IN THAT IT INCLUDES CERTAIN FINANCIAL INFORMATION NOT DERIVED IN ACCORDANCE WITH UNITED STATES GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”), ACCORDINGLY. SUCH INFORMATION AND DATA HAS BEEN AND WILL BE ADJUSTED AND PRESENTED DIFFERENTLY IN PIVOTAL’S PROXY STATEMENT/PROSPECTUS. PIVOTAL AND KLD BELIEVE THAT THE PRESENTATION OF NON-GAAP MEASURES PROVIDES INFORMATION THAT IS USEFUL TO INVESTORS AS IT INDICATES THE ABILITY OF KLD TO MEET CAPITAL EXPENDITURES AND WORKING CAPITAL REQUIREMENTS AND OTHERWISE MEET ITS OBLIGATIONS AT THEY BECOME DUE. RECONCILIATIONS OF NON-GAAP MEASURES TO THEIR MOST DIRECLTY COMPARABLES GAAP COUNTERPARTS ARE INCLUDED IN THE APPENDIX TO THIS PRESENTATION. THE FINANCIAL PROJECTIONS AND OTHER FORWARD-LOOKING INFORMATION INCLUDED IN THIS PRESENTATION ARE FORWARD-LOOKING STATEMENTS THAT ARE BASED ON ASSUMPTIONS THAT ARE INHERENTLY SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND PIVOTAL’S AND KLD’S CONTROL. WHILE ALL PROJECTIONS ARE NECESSARILY SPECULATIVE, PIVOTAL AND KLD BELIEVE THAT THE PROSPECTIVE FINANCIAL INFORMATION COVERING PERIODS BEYOND TWELVE MONTHS FROM ITS DATE OF PREPARATION CARRIES INCREASINGLY HIGHER LEVELS OF UNCERTAINTY AND SHOULD BE READ IN THAT CONTEXT. THERE WILL BE DIFFERENCES BETWEEN ACTUAL AND PROJECTED RESULTS, AND ACTUAL RESULTS MAY BE MATERIALLY GREATER OR MATERIALLY LESS THAN THOSE CONTIANED IN THE PROJECTIONS. THE INCLUSION OF PROJECTIONS IN THIS PRESENTATION SHOULD NOT BE REGARDED AS AN INDICATION THAT PIVOTAL AND KLD, OR THEIR REPRESENTATIVES, CONSIDERED OR CONSIDER THE PROJECTIONS TO BE A RELIABLE PREDICITION OF FUTURE EVENTS. NEITHER PIVOTAL NO KLD UNDERTAKE ANY OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE, EXCEPT AS REQUIRED BY LAW. IMPORTANT FACTORS, AMONG OTHER, THAT MAY AFFECT ACTUAL RESULTS INCLUDE KLD’S ABILITY TO EXECUTE ON ITS BUSINESS PLAN AND KLD’S ESTIMATES OF EXPENSES AND FUTURE REVENUES AND PROFITABILITY, OTHER FACTORS INCLUDE THE POSSIBILITY THAT THE PROPOSED TRANSACTION DOES NOT CLOSE, INCLUDING DUE TO THE FAILURE TO RECEIVE REQUIRED SECURITY HOLDER APPROVALS, OR THE FAILURE OF OTHER CLOSING CONDITIONS. NEITHER PIVOTAL NOR KLD MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED IN THIS PRESENTATION. THIS PRESENTATION IS NOT INTENDED TO BE ALL-INCLUSIVE OR TO CONTAIN ALL THE INFORMATION THAT A PERSON MAY DESIRE IN CONSIDERING AN INVESTMENT IN PIVOTAL AND IS NOT INTENDED TO FORM THE BASIS OF ANY INVESTMENT DECISION IN PIVOTAL. THIS PRESENTATION SHALL NEITHER CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES, NOR SHALL THERE BE ANY SALE OF SECURITIES IN ANY JURISDICTION IN WHICH THE OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH JURISDICITION. 2

KLDiscovery provides the software, services and solutions to shelter corporations from information governance, compliance and data challenges 3

Presenters



Christopher Weiler
Chief Executive Officer

- Mr. Weiler co-founded KLDiscovery in 2005
- Since its inception, KLDiscovery has emerged as one of the top eDiscovery vendors
- KLDiscovery has been recognized by Socha-Gelbman, INC 5000 and Deloitte 500, and has repeatedly earned kCura's Orange-level Relativity Best in Service designation
- Mr. Weiler also received Ernst & Young's Washington, DC entrepreneur of the year award in 2014



Dawn Wilson
Chief Financial Officer

- Ms. Wilson joined KLDiscovery as Chief Financial Officer in September 2017
- As CFO she provides global leadership and oversight of all financial activities including executing a strategy of growth and profitability while building out a best-in-class, scalable finance function
- Ms. Wilson has over 20 years experience in finance and accounting primarily with public companies in the technology and services industry



Jonathan J. Ledecky
Chairman, Chief Executive Officer

- Mr. Ledecky is a seasoned businessman with over 35 years of investment and operational experience
- Mr. Ledecky has executed hundreds of acquisitions across multiple industries, and raised over $20 billion in capital
- As the founder of U.S. Office Products, he grew the business into one of the fastest start-up entrants in the history of the Fortune 500 with annual sales in excess of $3 billion within three years
- Mr. Ledecky is a co-owner of the National Hockey League's New York Islanders franchise since 2014



Kevin Griffin
Co-Sponsor, Director

- Mr. Griffin founded MGG Investment Group in 2014 and is the CEO and CIO of the firm
- Mr. Griffin has originated and invested over $4 billion across the capital structure of middle market businesses, including distressed investments and 363 bankruptcy purchases
- While with Highbridge Principal Strategies, he helped lead the growth of the specialty finance portfolio from inception to $6 billion+ (2010–2014)
- Mr. Griffin was a recipient of the M&A Advisor "40 under 40 Emerging Leaders" award in 2015

4

Best-in-Class Sponsorship with Aligned Interests The Carlyle Group Revolution Growth o The Carlyle Group (NASDAQ: CG) is a global investment firm with o Revolution is a growth equity firm with $975 million of assets $222 billion of assets under management that seeks to deploy under management that seeks to make investments in businesses private capital that are attacking large, traditional industries with innovative products and services offerings o Founded in 1987, Carlyle’s purpose is to invest wisely and create value on behalf of their investors, portfolio companies, and o Founded in 2005 by Steve Case and Ted Leonsis, Revolution communities, with more than 1,725 professionals operating in 33 Growth focuses on investments primarily in the US offices across six continents o Typical investments range from $25 to $50 million o More than 1,975 investors from 90 countries rely on Carlyle to achieve premium returns on their invested capital Select Investment Experience Select Investment Experience 5

KLDiscovery Delivers on the Pivotal Team’s Playbook Playbook 1 Ripe for Digital A leading software and services provider that offers proprietary eDiscovery Technology software platforms that can be deployed on the cloud, on premise, or behind Disruption the client’s firewall 2 The optimal platform for future strategic acquisitions and tuck-ins with a proven Platform for Future track record of M&A execution and ample opportunity to consolidate a highly Acquisitions fragmented eDiscovery industry 3 Substantial debt reduction and optimized capital structure at close is Financial Flexibility immediately accretive to all shareholders 4 Led by Chris Weiler, one of the longest tenured CEOs in the eDiscovery Premier Leadership sector, with continued sponsorship from The Carlyle Group and Revolution & Sponsorship Growth, who will all retain 100% of their existing equity in the transaction 5 Generates Strong, Predictive recurring revenue business model with a 24% Adjusted EBITDA Recurring Cash Flow margin and a 82% unlevered free cash flow conversion(1)(2) (1) Please refer to the Appendix for a reconciliation of Adjusted EBITDA to the nearest comparable GAAP measure. (2) Unlevered free cash flow defined as Adjusted EBITDA – capex – cash taxes. 6

Company Highlights & Strategy

Protection & Guidance from Corporate Data Challenges Chief General Information Counsel Officer

Leading Platform for Legal Technology and Services

Company Highlights

- **#3** global player in core eDiscovery with a market-leading proprietary software platform and unique cloud delivery model
- **#1** global player in Data Recovery, the recovering of lost data from devices that store digital information
- White glove customer service ranked **#2** of 100 vendors in an aggregation of 14 "Best of" customer surveys by ALM
- Over 780 terabytes of data processed and over 50,000 Data Recovery jobs annually
- Award winning predictive coding technology has been successfully used on 10M+ documents across thousands of projects
- Customers have included **65%** of the Fortune 500 and **95%** of the Am Law 100 firms

Key Statistics

$310M *FY19E Revenue*	**$75M** *FY19E Adjusted EBITDA[1]*	**>95%** *Customer Retention Rate[2]*
54% *Recurring Revenue*	**24%** *FY19E Adjusted EBITDA Margin[1]*	**>4,300** *Legal Technology Customers*
96% *Multi-Product Attach Rate[3]*	**82%** *FY19E Unlevered FCF Conversion[1][4]*	**40+** *Locations in **20** countries*

Source: IDC, Bain & Company, Complex Discovery.
(1) Please refer to the Appendix for a reconciliation of Adjusted EBITDA and unlevered free cash flow to the nearest comparable GAAP measure.
(2) Defined as (total FY17 Legal Technology revenue – FY17 revenue of clients with no active matters in FY18) / total FY17 revenue.
(3) Metric for FY18. Attach rate defined as matters that utilize two or more of KLD's legal technology service offerings.
(4) Unlevered free cash flow defined as Adjusted EBITDA – capex – cash taxes. UFCF conversion defined as unlevered free cash flow / Adjusted EBITDA.

KLDiscovery

9

KLDiscovery Delivers A Mission-Critical Offering

KLDiscovery provides technology-enabled services and software to help law firms, corporations, government agencies, and consumers solve complex data challenges

1 Global Antitrust Matter

The Situation

A multinational company had to produce documents to the U.S. DOJ in an antitrust matter

The KLDiscovery Solution

- Data collection experts collected documents in Asia, hosting the data in KLD's Japan data center

The Resolution

- KLDiscovery eliminated 1,200 hours in document review, resulting in almost $1.2 million in savings and a successful production to the DOJ

2 Unified Archiving

The Situation

A well-established financial institution required long-term regulatory compliance archiving for their messaging platforms

The KLDiscovery Solution

- Data archiving experts implemented an ongoing regulatory archive and data ingestion program

The Resolution

- KLDiscovery ingests an average of 2-3 million messages per day, archiving over 850 terabytes of data and 8 million messages, successfully satisfying the SEC requirement(1)

3 Data Recovery

The Situation

One of today's most popular television shows had an external hard drive containing critical footage fail unexpectedly

The KLDiscovery Solution

- Data recovery experts extracted the lost footage from the damaged hard drive in under 24 hours

The Resolution

- KLDiscovery prevented the undertaking of expensive re-shoots that would potentially delay production

(1) As of May 3, 2019.

KLDiscovery

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KLD is Leading the Shift to the Cloud Foundation Scale & Platform Growth Shift to Cloud 2019 2018 2017 Cloud 2016 storage and Technology On-site Advancements 2015 Furthered Data information & Innovation global Introduces Privacy governance expansion end-to-end and with eDiscovery Logistics 2014 increasing optimized for powerful presence in the cloud workflow for First time Europe and email, 2013 entry into Asia improving the unified KLD begins the review archiving their global process and big data 2005 expansion and market M&A strategy KLD Founded 2016 2015 2014 Select 2013 Strategic M&A 11

Expansive Global Reach 40+ locations in 20 countries | 10 data centers | 20 data recovery labs Americas EMEA APAC Revenue by Geography(1) APAC 2% EMEA 18% Americas 80% Data Center Corporate Locations (1) Total revenue for FY18. 12

Investment Highlights 1 Compelling Market Opportunity â–º $21.3 billion addressable market with multiple catalysts for substantial growth and acyclical industry dynamics(1) 2 Attractive End-to-End Technology Platform â–º First mover advantage as a leading software provider that offers a proprietary eDiscovery software platform that can be deployed on the cloud, on premise, or behind the client’s firewall 3 Recurring Revenue Business Model with Loyal Global Blue Chip Client Base â–º Established long-term enterprise customer relationships with a >95% customer retention rate 4 Foundation for Significant Growth by Harvesting Organic Initiatives and M&A Strategy â–º High incremental contribution margin on recent investment in technology and global sales distribution with substantial M&A opportunities in a fragmented industry that is ripe for consolidation 5 Incremental Free Cash Flow and Access to Capital Markets Accelerates Growth â–º Substantial debt reduction and optimized capital structure at close is immediately accretive to all shareholders and creates considerable incremental free cash flow to drive organic investment and a targeted M&A strategy 6 Experienced Leadership and Top Tier Sponsors Aligned with Shareholders â–º Led by Chris Weiler, one of the longest tenured CEOs in the eDiscovery sector, with continued sponsorship from The Carlyle Group and Revolution Growth (1) IDC, The Radicati Group. 13

1 Large Market Opportunity Rapidly expanding addressable market expected to reach $21.3 billion in 2022 with multiple catalysts of growth including the substantial growth of data and the industry’s shift to the cloud eDiscovery and Information Archiving(1) eDiscovery Market Share(1) ($B) $21.3 Other Top 5 17.5% $8.5 2.2% $15.7 80.3% $5.2 Rest of Market $12.8 KLD is one of the largest globally scaled eDiscovery $10.5 providers in an industry of over 400 vendors 2018 2022 eDiscovery Information Archiving (1) Source: IDC, The Radicati Group. (2) Source: Worldwide eDiscovery Services 2017. Market share based on total estimated revenue in the eDiscovery market. 14

1 Multiple Drivers of Market Growth The Legal Services industry is in the midst of a renaissance driven by increasing levels of data, cost, and complexity – KLD offers the solutions to these challenges Data Proliferation Market Shift to the Cloud The Opportunity The Opportunity Market share is won by solving the Market share is won by providing opportunity of exploding data with quality cloud solutions, and this shift fast working solutions catalyzes market consolidation KLDiscovery has built a leading Electronically Stored Information Public Cloud Market Growth integrated suite of eDiscovery tools and (zettabytes) 35.0 products covering information governance, forensic collections, secure 12.0% online hosting and advanced analytics, 10.0% all available through its proprietary cloud based solution – 0.1 2005 2010 2015 2020 2019E 2022E The Solution The Solution One of a few providers that can First mover advantage offering service complex cross-border platforms deployed on premise, in matters in a manner compliant the cloud, or behind the client’s with data privacy laws firewall Sources: IDC, The Radicati Group, Worldwide eDiscovery Services 2017. 15

2 End-to-End eDiscovery & Data Management Platform Integrated solution set powered by KLD’s proprietary Cloud, Artificial Intelligence, Data Recovery, and Machine Learning technology platform The Cloud Our Data Centers On Site Your Fire Wall Collecting & Processing & Reviewing & Recovering Data Preserving Data Hosting Data Analyzing Data Easy Recovery A/V Suite Tape Tools KLD Analytics PrivLog Builder AutoRedaction Native Spreadsheet Power Controls Redaction 16

ATTRACTIVE TECHNOLOGY PLATFORMS 2 Distinctive Competitive Technology Advantage In an industry where cloud adoption is increasing consistently, KLDiscovery offers a platform with Nebula that is available on premise, in the cloud, behind the firewall and on a mobile kit Technological Competitive Advantages Proprietary Software 100% of KLD’s data processing and nearly 50% 1 of data hosting are performed on proprietary A global market leader with a comprehensive end- applications within the Nebula and EDR platforms Comprehensive to-end product solution specializing in all facets of Solution Information Governance, eDiscovery, and large Nebula provides an scale data recovery efforts end-to-end eDiscovery software that competes for market share, but 2 also allows for the use First Mover First adopter of Relativity software and the first to of 3rd party software develop proprietary software to address the platforms Mentality ongoing global migration to the cloud Nebula Global Unique Customer Count 3 Product Nebula Big Data Store is expected to launch in late 188% month-to-2019, expanding its product offering to service the month growth in 2019 Innovation Information Governance market 4 Increased The launch of Nebula / EDR platforms will lead to Product higher retention rates, and increased lifetime Adoption customer value Jan Feb Mar Apr May Jun Jul Aug Sep Oct Nov Dec Jan Feb Mar Apr 2018 2019 17

BUSINESS MODEL & CUSTOMERS

3 Longstanding Customer Relationships Drive Visibility

Customer Highlights[1]

- ✓ **>4,300** global Legal Technology customers
- ✓ **65%** of the Fortune 500
- ✓ **95%** of the Am Law 100
- ✓ **~6,800** active matters
- ✓ **~19 month** average eDiscovery matter duration
- ✓ **>95%** Legal Technology Customer Retention Rate[2]
- ✓ **96%** Multi-Product Attach Rate (utilizes two or more of KLD's legal technology service offerings)
- ✓ **41%** increase in billings for the Top 25 customers
- ✓ No single customer accounts for more than **5%** of revenue

Revenue Breakdown[1]


Subscription
11%
Hosting
Services
41%
Recurring
Revenue
Streams
Collections &
Processing
13%
Forensics &
Consulting
2%
Professional
Services
3%
Managed
Review
15%
Data & Storage
Technology
13%
Subscription
Data & Storage
Technology
2%

Diverse Blue-Chip Client Base

AMGEN, Apple, Bank of America, Bristol-Myers Squibb, COMCAST, DELL, Freshfields, GE, Goldman Sachs, intel, IBM, mastercard, Sprint, NetApp, Starbucks, UBS, vmware, Western Digital, Whole Foods Market

(1) Metrics and revenue for FY18.
(2) Defined as (total FY17 Legal Technology revenue – FY17 revenue of clients with no active matters in FY18) / total FY17 revenue.

KLDiscovery
18

4 Globalization of KLD Salesforce Attractive leverage from incremental revenue driven by recent investments in sales capacity to capitalize on KLD’s global footprint and proprietary technology innovation Salesforce Highlights 1 Expanding KLD has meaningfully increased the quality of its sales force and the depth of its geographic Geographic coverage with a strong presence in 20 countries Coverage 2 Focused on attracting and retaining top sales professionals, recently hiring several key Continued members of the team that will lead efforts in both established and untapped markets, resulting Investment in an acceleration of new incremental revenue 3 Differentiated Team oriented, client-first culture, combining sales, operations and project management to Sales Culture drive customer success 4 Upcoming Capital from the transaction will enable further investment into the sales force to build on an Initiatives already large geographic reach and add high contribution margin incremental revenue 19

TARGETED GROWTH STRATEGY 4 Experts in M&A Execution Management has a proven M&A track record and a playbook for extracting maximum value M&A Track Record Proven Playbook for Accretive M&A Geographies 1 Target Rationale Technology Identify Target Company that Meets Served Rigorous Criteria Focused on People, Client Client Base, Technology,    Global eDiscovery Base, Geographic Access and Technology Geographic Expansion Document US Technology Management 2 Onboard the Acquired Company’s Client US Geographic Expansion eDiscovery Base onto KLD’s Proprietary Platforms and Away from 3rd Party Software Client Base, Geographic Managed US Expansion Services 3 US Technology eDiscovery Deliver to the Newly Onboarded Client Base Full Access to KLD’s Global Capabilities – A US Geographic Expansion eDiscovery More Extensive and Complete Offering Client Base, Technology, Information US Geographic Expansion Archiving The Outcome: Flash Data Incremental Profitability US Geographic Expansion eDiscovery Solutions and Cross-Sell Opportunity Client Base, Technology,    US eDiscovery Geographic Expansion 20

4 Significant Opportunity For Market Consolidation Due to the fragmentation in the broader legal services industry, there is substantial opportunity to continue completing strategic acquisitions of scale as well as smaller, highly accretive tuck-ins Select Targeted Segments & Universe for M&A Illustrative Current Potential M&A Targets 1 Total Estimated Revenue Legal Services 100+ Potential Targets $50M+ 2 Software 4 Targets 50+ Potential Targets Technology 3 $20M—$30M Forensic Cyber 10+ Potential Targets 4 Targets 4 <$20M Other Ancillary 30+ Potential Targets Solutions 2 Targets KLDiscovery management has a strong track record in executing M&A, integrating acquisitions and driving synergies 21

5 Rapid Debt Paydown Accretes to Equity Holders o Strong free cash flow derived from accelerated Adjusted EBITDA growth and optimized revenue and operating model expected to result in rapid deleveraging o 2.9x pro forma net leverage at year-end 2019 – a 50% decrease to KLD’s existing net leverage levels o Approximately $16 million of pro forma annualized interest expense savings post transaction from debt paydown Net Leverage Progression Net Leverage FCF / Share(1) $0.85 7.0x $0.90 5.8x $0.80 6.0x $0.70 5.0x $0.55 $0.60 4.0x $0.50 2.9x $0.40 3.0x $0.30 2.0x $0.30 2.0x $0.20 1.0x $0.10 Status Quo Pro Forma Pro Forma 2019E 2019E (4) 2020E (4) Net Debt $434 $218 $183 Adjusted EBITDA(2) $75 $75 $92 Cash Interest $43 $27 $25 Interest Coverage(3) 1.7x 2.8x 3.7x Note: See the disclaimers at the beginning of this presentation for important qualifications and limitations on the use of projections. Actual results may differ materially. Assumes future period cash excess cash flow is applied to pay down debt. Assumes no acquisitions. (1) Represents levered free cash flow, defined as Adjusted EBITDA – capex – cash taxes – cash interest payments; assumes 62.5 million shares outstanding. (2) Please refer to the Appendix for a reconciliation of Adjusted EBITDA to the nearest comparable GAAP measure. (3) Interest coverage defined as Adjusted EBITDA divided by cash interest payments. (4) Pro forma for $136 million of debt paydown as of December 31, 2018. 22

OPTIMIZED CAPITAL STRUCTURE

5 FCF Growth and Attractive Tax Attributes

- With a new capital structure following the merger with Pivotal, KLD will have lower interest expense and lower leverage, which will greatly increase free cash flow and financial flexibility
- The company intends to explore further opportunities to refinance remaining debt post-transaction to create incremental free cash flow generated from interest savings
- Attractive tax attributes driven by U.S. net operating losses and tax deductible goodwill

Incremental Free Cash Flow



Levered FCF
Cash Interest
$ Unlevered FCF
($M)
$27
$35
($8)
$41
$42
($1)
$61
$27
$35
$78
$25
$53

	2017	2018	Pro Forma 2019E [4]	Pro Forma 2020E [4]
Adjusted EBITDA[1]	$48	$55	$75	$92
Capex	$21	$12	$13	$13
UFCF Conversion[2]	55%	75%	82%	85%
LFCF Yield[3][4]	(1%)	(0%)	6%	9%

Note: See the disclaimers at the beginning of this presentation for important qualifications and limitations on the use of projections. Actual results may differ materially. Assumes future period cash excess cash flow is applied to pay down debt. Assumes no acquisitions.
(1) Please refer to the Appendix for a reconciliation of Adjusted EBITDA to the nearest comparable GAAP measure.
(2) Unlevered free cash flow defined as Adjusted EBITDA – capex – cash taxes. UFCF conversion defined as unlevered free cash flow / Adjusted EBITDA.
(3) Levered free cash flow defined as Adjusted EBITDA – capex – cash taxes – cash interest payments.
(4) LFCF Yield defined as levered free cash flow / equity value; assumes $10.00 share price.
(5) Pro forma for $136 million of debt paydown as of December 31, 2018.

KLDiscovery

23

6 Highly Experienced Management Team Christopher Weiler Dawn Wilson Chief Executive Officer Chief Financial Officer o Oversees the KLD management team globally o Oversees KLD’s Finance, Accounting and HR functions o Co-founded KLDiscovery in 2005 and has 25+ years of o Joined KLDiscovery in 2017 and has 20 years of Finance eDiscovery experience and Accounting experience, primarily with public companies o Previously co-founded and served as CEO at On-Site in the technology and services industry Sourcing o Most recently served as VP of Accounting at CoStar o E&Y’s Washington, D.C. Entrepreneur of the Year in 2014 (NASDAQ: CSGP), an $18 billion real estate information services company o Served in the US Navy and graduated from the US Naval Academy o Graduated from Virginia Tech Krystina Jones Dan Balthaser Danny Zambito EVP, Global LT Sales & EVP, Global Legal Technology Marketing VP, Engineering Phil Bridge Robert Hunter Andy Southam President, Data & Storage SVP, Global IT and eDiscovery Technologies General Counsel Operations 24

Financial Highlights

Key Financial Highlights

Multiple Levers for Growth and Margin Expansion

- Productivity gains from recent investments in global sales capacity
- Leverage from cross border capabilities and buildout of datacenter capacity
- Continued investment in firm's culture, people and service to maintain differentiated 24/7 white-glove customer service
- Optimization of revenue model via addition of new product SKUs
- Continued market share gains leveraging unique cloud and hybrid cloud delivery model
- Tech-enabled service platform drives operational efficiency and cash conversion at scale
- Flexible capital structure following the merger with Pivotal will allow KLD to pursue accretive M&A to provide additional growth

Historical and Projected Revenue


($M)
2017 – 2020E CAGR: 7.3%
$281
$296
$310
$347
2017
2018
2019E
2020E

Historical and Projected Adjusted EBITDA[1]


($M)
2017 – 2020E CAGR: 23.8%
$48
$55
$75
$92
2017
2018
2019E
2020E

Note: See the disclaimers at the beginning of this presentation for important qualifications and limitations on the use of projections. Actual results may differ materially. Assumes future period cash excess cash flow is applied to pay down debt. Assumes no acquisitions.
(1) Please refer to the Appendix for a reconciliation of Adjusted EBITDA to the nearest comparable GAAP measure.

KLDiscovery

26

Key Financial Highlights (cont’d) Adjusted EBITDA(1) Capital Expenditures EBITDA EBITDA Margin Capex % of Revenue $120 30% $30 7% 8% 26% 24% 7% $100 25% $25 6% 18% $92 $80 17% 20% $20 $21 4% 4% 5% $75 4% $60 15% $15 4% $55 $13 $13 3% $40 $48 10% $10 $12 2% $20 5% $5 1%—0%—0% 2017 2018 2019E 2020E 2017 2018 2019E 2020E Cash Interest Payments(2)(3) Unlevered Free Cash Flow(1)(4) Cash Interest Interest Coverage Unlevered FCF UFCF / Adjusted EBITDA 85% $45 3.7x 4.0x $90 82% 90% 75% $40 $80 80% $42 3.5x $35 2.8x $70 $78 70% 3.0x $35 55% $30 $60 60% 2.5x $61 $25 $27 $50 50% $25 2.0x $20 1.4x 1.3x $40 40% 1.5x $41 $15 $30 30% 1.0x $10 $20 $27 20% 0.5x $5 $10 10%—0.0x—0% 2017 2018 2019E 2020E 2017 2018 2019E 2020E Note: See the disclaimers at the beginning of this presentation for important qualifications and limitations on the use of projections. Actual results may differ materially. Assumes future period cash excess cash flow is applied to pay down debt. Assumes no acquisitions. (1) Please refer to the Appendix for a reconciliation of Adjusted EBITDA and unlevered free cash flow to the nearest comparable GAAP measure. (2) Interest coverage defined as Adjusted EBITDA divided by cash interest payments. (3) Pro forma for $136 million of debt paydown as of December 31, 2018. (4) Unlevered free cash flow defined as Adjusted EBITDA – capex – cash taxes. 27

Transaction Summary

Transaction Overview

- Adjusted firm value of $799 million (10.7x 2019E Adjusted EBITDA)
- Pro forma net debt / 2019E Adjusted EBITDA of 2.9x (includes partial paydown of existing debt as a result of the transaction)
- $230 million Pivotal investment used to fund organic growth and a targeted M&A strategy, reduce leverage and pay transaction expenses
- Carlyle and Revolution Growth (existing KLD shareholders) to roll their entire existing equity in the transaction
- Existing KLD shareholders to receive 2.2 million earnout shares and Pivotal sponsors will place 1.1 million of their founder shares into an earnout

Pro Forma Valuation

($ in millions, except per share values)

Illustrative Pivotal Share Price	$10.00
Pro Forma Shares Outstanding (millions)[1]	62.5
Equity Value	**$625**
Plus: Estimated Net Debt[2]	223
Less: NPV of Tax Savings[3]	(49)
Adjusted Firm Value	**$799**

Pro Forma Adjusted Firm Value / Adjusted EBITDA		
2019E Adjusted EBITDA	$75	10.7x
2020E Adjusted EBITDA	$92	8.7x

Pro Forma Net Debt to Adjusted EBITDA Progression



5.8x
2.9x
2.0x
Status Quo 2019E
Pro Forma 2019E[6]
Pro Forma 2020E[6]

Sources and Uses

Sources	Existing Shareholder Rollover	$348
	Pivotal Cash in Trust[4]	230
	Total	**$578**
Uses	Existing Shareholder Rollover	$348
	Paydown of Existing Debt	136
	Cash to KLD Balance Sheet	75
	Estimated Transaction Costs and Related Fees[5]	19
	Total	**$578**

Pro Forma Equity Ownership



Pivotal Sponsor, 7.5%
Pivotal Shareholders, 36.8%
Existing Shareholder Rollover, 55.7%

(1) Shares outstanding and ownership at close includes 23.0M PVT shares outstanding, 4.7M Pivotal Sponsor's founders shares and 34.8M shares issued to existing shareholders. The pro forma share count excludes 2.2M earnout shares for existing shareholders and 1.1M Pivotal Sponsor's founders shares subject to an earnout (existing shareholder earnout shares to vest at $13.50 per share and Pivotal earnout shares to vest at $15.00 per share).
(2) Reflects estimated net debt as of September 30, 2019.
(3) Based on the net present value of estimated cash tax savings from ~$130.0M in net operating losses and $350.0M in tax deductible goodwill and other intangibles.
(4) Cash in trust assumes no redemptions in connection with the business combination.
(5) Estimated transaction costs and related fees includes deferred underwriting costs related to Pivotal's IPO and legal costs.
(6) Pro forma for $136 million of debt paydown as of December 31, 2018.

KLDiscovery

29

Comparable Companies

Comparable Companies – Relative Valuation KLDiscovery represents an attractive investment opportunity with a compelling valuation Vertical Software Information Software & Services FV / 2019E Revenue Median: 5.6x Median: 4.3x 2.6x 7.9x 6.3x 6.2x 5.0x 5.0x 4.4x 5.3x 5.1x 4.1x 4.3x 2.8x (1) FV / 2019E Adjusted EBITDA Median: 20.5x Median: 14.3x 10.7x 27.6x 22.1x 17.0x 12.6x 25.0x 18.9x 22.2x 14.3x 14.3x 11.2x 18.0x (1) FV / 2019E FCF Median: 32.6x Median: 22.6x 23.0x 37.5x 30.4x 51.9x 21.2x 34.7x 21.5x 28.5x(3) 22.6x 23.9x 15.9x 17.4x (1)(2) Sources: Company filings, Capital IQ and Wall Street research Note: Market data as of May 6, 2019. See the disclaimers at the beginning of this presentation for important qualifications and limitations of the use of projections. Actual results may differ materially. (1) Based on $10.00 share price. (2) KLDiscovery estimated FCF is pro forma for year-end 2019 and is pro forma for $136 million of debt paydown as of December 31, 2018. (3) Reflects Thomson Reuters’ 2020E FCF multiple. Thomson Reuters’ 2019E FCF multiple is not meaningful due to adjustments made for the sale of their Financial and Risk 31 Business.

Comparable Companies – Growth & Performance KLDiscovery’s financial metrics compare favorably to its publicly traded peers Vertical Software Information Software & Services ’18 – ’20E Revenue CAGR Median: 12.8% Median: 4.1% 8.3% 13.2% 12.4% 19.4% 19.9% 5.2% 8.0% 6.1% 5.9% 4.1% 2.9% 2.8% ’18 – ’20E Adjusted EBITDA CAGR Median: 43.8% Median: 14.2% 29.6% 35.2% 52.3% 51.9% 35.7% 20.4% 59.8% 32.5% 14.2% 7.5% 18.4% 11.3% 2019E FCF Yield Median: 3.4% Median: 4.7% 5.6% (1) 2.7% 3.5% 2.4% 7.3% 3.4% 4.7% 3.6% 5.2% 4.7% 7.3% 4.7% (2)(3) Sources: Company filings, Capital IQ and Wall Street research Note: Market data as of May 6, 2019. See the disclaimers at the beginning of this presentation for important qualifications and limitations of the use of projections. Actual results may differ materially. (1) Reflects Thomson Reuters’ 2020E FCF yield. Thomson Reuters’ 2019E FCF yield is not meaningful due to adjustments made for the sale of their Financial and Risk Business. (2) KLDiscovery estimated FCF is pro forma for year-end 2019 and is pro forma for $136 million of debt paydown as of December 31, 2018. 32 (3) Based on $10.00 share price.

Appendix

Adjusted EBITDA and Free Cash Flow Reconciliation

Reconciliation

($M)

	Fiscal Year Ended December 31,			
	2017	2018	PF 2019E [1]	PF 2020E [1]
Net Income / (Loss)	($72.2)	($67.7)	($51.2)	($0.4)
Amortization of Acquired Intangibles	30.0	30.0	29.9	29.9
Depreciation	24.8	24.7	24.5	28.8
Interest and Financing Expense / (Income)	43.1	46.6	39.0	28.4
Income Tax Expense / (Benefit)	3.5	(3.7)	0.5	0.5
EBITDA	$29.2	$29.9	$42.7	$87.2
Acquisition, Financing, and Transaction Costs [2]	(0.2)	1.0	19.5	0.4
Strategic Initiatives: [3]				
Sign-on Bonus Amortization	-	6.2	0.5	-
Non-Recoverable Draw	-	5.7	3.9	-
Recruiting & Signing Bonuses	-	1.0	-	-
Legal Fees	4.5	2.3	-	-
Total Strategic Initiatives	**$4.5**	**$15.2**	**$4.4**	**-**
Management Fees, Stock Compensation, and Other [4]	3.9	3.3	3.5	2.6
Restructuring Costs [5]	9.7	3.2	1.6	-
Systems Establishment [6]	1.3	2.0	3.0	1.5
Adjusted EBITDA	$48.4	$54.6	$74.7	$91.7
(-) Capital Expenditures	20.6	12.4	13.0	13.0
(-) Cash Taxes	1.0	1.2	0.5	0.5
Unlevered Free Cash Flow (UFCF)	$26.8	$41.0	$61.2	$78.2
(-) Cash Interest	35.2	41.6	26.6	25.0
Levered Free Cash Flow (LFCF)	($8.4)	($0.6)	$34.6	$53.2

(1) Pro forma for $136 million of debt paydown as of December 31, 2018.
(2) Acquisition, financing and transaction costs includes earnout payments, rating agency, letter of credit and revolving facility fees, and Pivotal transaction costs.
(3) Strategic initiatives includes the amortization of one-time expenses related to the hiring of a team of industry leading sales personnel.
(4) Management fees, stock compensation & other includes consulting fees, expenses related to the Company's stock compensation plan, business insurance and other expenses.
(5) Restructuring costs include severance payments, recruiting fees, retention charges and signing bonuses.
(6) Systems establishment costs include expenses related to IT infrastructure build-out, system automation and ERP implementation.

KLDiscovery

34

Financials Disclosure NON- GAAP FINANCIAL MEASURES: WE PREPARE AUDITED FINANCIAL STATEMENTS IN ACCORDANCE WITH U.S. GENERALLY ACCEPTED ACCOUNTING PRINCIPLES (“GAAP”). WE ALSO DISCLOSE AND DISCUSS OTHER NON-GAAP FINANCIAL MEASURES SUCH AS ADJUSTED EBITDA, UNLEVERED FREE CASH FLOW AND LEVERED FREE CASH FLOW. WE BELIEVE THAT THESE MEASURES ARE RELEVANT AND PROVIDE USEFUL INFORMATION TO INVESTORS BY PROVIDING A BASELINE FOR EVALUATION AND COMPARING OUR OPERATING PERFORMANCE, AND IN THE CASE OF UNLEVERED FREE CASH FLOW AND LEVERED FREE CASH FLOW, OUR LIQUIDITY RESULTS AGAINST THAT OF OTHER COMPANIES IN OUR INDUSTRY. THE NON-GAAP FINANCIAL MEASURES THAT WE USE MAY NOT BE COMPARABLE TO SIMILARLY TITLED MEASURES REPORTED BY OTHER COMPANIES. ALSO, IN THE FUTURE, WE MAY DISCLOSE DIFFERENT NON-GAAP FINANCIAL MEASURES IN ORDER TO HELP OUR INVESTORS MEANINGFULLY EVALUATE AND COMPARE OUR RESULTS OF OPERATIONS TO OUR PREVIOUSLY REPORTED RESULTS OF OPERATIONS OR TO THOSE OF OTHER COMPANIES IN OUR INDUSTRY. WE ALSO BELIEVE IT REFLECTS OUR ONGOING OPERATING PERFORMANCE BECAUSE THE ISOLATION OF NON-CASH CHARGES, SUCH AS AMORTIZATION AND DEPRECIATION, AND OTHER ITEMS, SUCH AS INTEREST, INCOME TAXES, MANAGEMENT FEES AND EQUITY COMPENSATION, ACQUISITION AND TRANSACTION COSTS, RESTRUCTURING COSTS, SYSTEMS ESTABLISHMENT, AND ONE-TIME COSTS ASSOCIATED WITH STRATEGIC INITIATIVES WHICH ARE INCURRED OUTSIDE THE ORDINARY COURSE OF OUR BUSINESS, AND PROVIDE INFORMATION ABOUT OUR COST STRUCTURE, THAT HELPS TRACK OUR OPERATING PROGRESS. IN ADDITION, WE URGE INVESTORS AND POTENTIAL INVESTORS TO CAREFULLY REVIEW THE GAAP FINANCIAL INFORMATION AND COMPARE WITH OUR ADJUSTED EBITDA, UNLEVERED FREE CASH FLOW AND LEVERED FREE CASH FLOW. ADJUSTED EBITDA: WE VIEW ADJUSTED EBITDA, AS OUR OPERATING PERFORMANCE MEASURE AND AS SUCH, WE BELIEVE THAT THE MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURE IS NET LOSS. IN CALCULATING ADJUSTED EBITDA, WE EXCLUDE FROM NET LOSS CERTAIN ITEMS THAT WE BELIEVE ARE NOT REFLECTIVE OF OUR ONGOING BUSINESS AND EXCLUSION OF THESE ITEMS ALLOWS US TO PROVIDE ADDITIONAL ANALYSIS OF THE FINANCIAL COMPONENTS OF THE DAY-TO-DAY OPERATION OF OUR BUSINESS. WE HAVE OUTLINED BELOW THE TYPE AND SCOPE OF THESE EXCLUSIONS. â–ª THE ACQUISITION, FINANCING, AND TRANSACTION COSTS GENERALLY REPRESENT NON-ORDINARY COURSE EARN-OUT PAYMENTS, RATING AGENCY FEES, LETTER OF CREDIT AND REVOLVING FACILITY FEES AS WELL AS PROFESSIONAL SERVICE FEES AND DIRECT EXPENSES RELATED TO ACQUISITIONS. BECAUSE WE DO NOT ACQUIRE BUSINESSES ON A PREDICTABLE CYCLE, WE DO NOT CONSIDER THE AMOUNT OF ACQUISITION- AND INTEGRATION- RELATED COSTS TO BE A REPRESENTATIVE COMPONENT OF THE DAY-TO-DAY OPERATING PERFORMANCE OF OUR BUSINESS. â–ª THE STRATEGIC INITIATIVES EXPENSES RELATE TO ONE-TIME COST RESULTING FROM PURSUING STRATEGIC BUSINESS OPPORTUNITIES. WE DO NOT EXPECT THESE EXPENSES TO RECUR AND WE DO NOT CONSIDER THE AMOUNTS TO BE REPRESENTATIVE OF THE DAY-TO -DAY OPERATING PERFORMANCE OF OUR BUSINESS. â–ª MANAGEMENT FEES, STOCK COMPENSATION AND OTHER PRIMARILY REPRESENTS CONSULTING FEES AND PORTION OF COMPENSATION PAID TO OUR EMPLOYEES AND EXECUTIVES THROUGH STOCK-BASED INSTRUMENTS. DETERMINING THE FAIR VALUE OF THE STOCK-BASED INSTRUMENTS INVOLVES A HIGH DEGREE OF JUDGMENT AND ESTIMATION AND THE EXPENSES RECORDED MAY NOT ALIGN WITH THE ACTUAL VALUE REALIZED UPON THE FUTURE EXERCISE OR TERMINATION OF THE RELATED STOCK-BASED AWARDS. THEREFORE, WE BELIEVE IT IS USEFUL TO EXCLUDE STOCK-BASED COMPENSATION TO BETTER UNDERSTAND THE LONG-TERM PERFORMANCE OF OUR CORE BUSINESS. â–ª THE AMOUNT OF RESTRUCTURING COSTS INCURRED MAY BE USEFUL TO CONSIDER BECAUSE THEY GENERALLY REPRESENT NON-ORDINARY COURSE COSTS INCURRED IN CONNECTION WITH A CHANGE IN A CONTRACT OR A CHANGE IN THE MAKEUP OF OUR PERSONNEL OFTEN RELATED TO AN ACQUISITION. WE DO NOT CONSIDER THE AMOUNT OF RESTRUCTURING RELATED COSTS TO BE A REPRESENTATIVE COMPONENT OF THE DAY-TO-DAY OPERATING PERFORMANCE OF OUR BUSINESS. â–ª THE AMOUNT OF SYSTEMS ESTABLISHMENT COSTS RELATES TO NON-ORDINARY COURSE EXPENSES INCURRED TO DEVELOP OUR IT INFRASTRUCTURE, INCLUDING SYSTEM AUTOMATION AND ERP IMPLEMENTATION. WE DO NOT CONSIDER THE AMOUNT TO BE REPRESENTATIVE OF A COMPONENT OF THE DAY TO DAY OPERATION PERFORMANCE OF OUR BUSINESS. 35

Financials Disclosure (cont’d) OUR PRESENTATION OF ADJUSTED EBITDA SHOULD NOT BE CONSTRUED AS AN INFERENCE THAT OUR FUTURE RESULTS WILL BE UNAFFECTED BY ANY OF THE ADJUSTED ITEMS, OR THAT OUR PROJECTIONS AND ESTIMATES WILL BE REALIZED IN THEIR ENTIRETY OR AT ALL. IN ADDITION, BECAUSE OF THESE LIMITATIONS, ADJUSTED EBITDA SHOULD NOT BE CONSIDERED AS A MEASURE OF LIQUIDITY OR DISCRETIONARY CASH AVAILABLE TO US TO FUND OUR CASH NEEDS, INCLUDING INVESTING IN THE GROWTH OF OUR BUSINESS AND MEETING OUR OBLIGATIONS. YOU SHOULD COMPENSATE FOR THESE LIMITATIONS BY RELYING PRIMARILY ON OUR GAAP RESULTS AND ONLY USE ADJUSTED EBITDA FOR SUPPLEMENTARY ANALYSIS. THE USE OF ADJUSTED EBITDA INSTEAD OF GAAP MEASURES HAS LIMITATIONS AS AN ANALYTICAL TOOL, AND YOU SHOULD NOT CONSIDER ADJUSTED EBITDA IN ISOLATION, OR AS A SUBSTITUTE FOR ANALYSIS OF THE COMPANY’S RESULTS OF OPERATIONS AND OPERATING CASH FLOWS AS REPORTED UNDER GAAP. FOR EXAMPLE, ADJUSTED EBITDA DOES NOT REFLECT: â–ª OUR CASH EXPENDITURES OR FUTURE REQUIREMENTS FOR CAPITAL EXPENDITURES; â–ª CHANGES IN, OR CASH REQUIREMENTS FOR, OUR WORKING CAPITAL NEEDS; â–ª INTEREST EXPENSE, OR THE CASH REQUIREMENTS NECESSARY TO SERVICE INTEREST OR PRINCIPAL PAYMENTS, ON OUR DEBT; â–ª ANY CASH INCOME TAXES THAT WE MAY BE REQUIRED TO PAY; â–ª ANY CASH REQUIREMENTS FOR REPLACEMENTS OF ASSETS THAT ARE DEPRECIATED OR AMORTIZED OVER THEIR ESTIMATED USEFUL LIVES AND MAY HAVE TO BE REPLACED IN THE FUTURE; OR â–ª ALL NON-CASH INCOME OR EXPENSE ITEMS THAT ARE REFLECTED IN OUR STATEMENTS OF CASH FLOWS. LEVERED AND UNLEVERED FREE CASH FLOW: WE USE THE NON-GAAP MEASURE OF UNLEVERED FREE CASH FLOW, WHICH WE CALCULATE AS ADJUSTED EBITDA REDUCED BY PURCHASES OF PROPERTY AND EQUIPMENT AND ANY CASH TAXES PAID. WE BELIEVE UNLEVERED FREE CASH FLOW IS AN IMPORTANT LIQUIDITY MEASURE OF THE CASH (IF ANY) THAT IS AVAILABLE, AFTER PURCHASES OF PROPERTY AND EQUIPMENT AND CASH TAXES, FOR INVESTMENT IN OUR BUSINESS AND TO MAKE ACQUISITIONS. WE ALSO PRESENT THE NON-GAAP MEASURE OF LEVERED FREE CASH FLOW, WHICH WE CALCULATE BY ADJUSTING OUR UNLEVERED FREE CASH FLOW FOR CASH INTEREST EXPENSE PAID DURING THE PERIOD. WE BELIEVE THAT LEVERED AND UNLEVERED FREE CASH FLOW ARE USEFUL TO INVESTORS AS LIQUIDITY MEASURES BECAUSE THEY MEASURE OUR ABILITY TO GENERATE CASH. OUR USE OF LEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW HAVE LIMITATIONS AS AN ANALYTICAL TOOL AND YOU SHOULD NOT CONSIDER THEM IN ISOLATION OR AS A SUBSTITUTE FOR AN ANALYSIS OF OUR RESULTS UNDER GAAP. BOTH LEVERED FREE CASH FLOW AND UNLEVERED FREE CASH FLOW ARE NOT A SUBSTITUTE FOR NET CASH USED IN OPERATING ACTIVITIES. ADDITIONALLY, THE UTILITY OF LEVERED AND UNLEVERED FREE CASH FLOW ARE FURTHER LIMITED AS IT DOES NOT REFLECT OUR FUTURE CONTRACTUAL COMMITMENTS AND DOES NOT REPRESENT THE TOTAL INCREASE OR DECREASE IN OUR CASH BALANCE FOR A GIVEN PERIOD. 36